UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2018

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2018, The ExOne Company (the “Company”) issued a press release relating to its financial results for the 2018 third quarter. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 2.02 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report and Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2018, the Company’s Board of Directors (the “Board”) elected John F. Hartner as the Company’s new Chief Operating Officer, effective immediately.

Mr. Hartner, age 55, founded Digital Industrialist LLC, a company that invests in and advises digital manufacturing businesses, in 2017 and has led the company since that time. Prior to that, Mr. Hartner served as the Chief Operating Officer of EnvisionTEC Inc., a 3D printing firm, from March 2015 to April 2017, where he was responsible for all global business operations. This role followed a nearly 15-year career leading business units of Dover Corporation across the globe from December 2000 to March 2015, where Mr. Hartner served as the President and Chief Executive Officer of the Dover Printing & Identification Segment, among other positions. Mr. Hartner received an M.B.A. from the University of Chicago – Graduate School of Business in 1989 and a Bachelor of Science degree in Mechanical Engineering from Villanova University in 1985.

As Chief Operating Officer, Mr. Hartner will receive an annual base salary of $300,000, as well as reimbursement for his commuting and living expenses for the first six months of his employment. Mr. Hartner will also be eligible to participate in an annual bonus plan on the terms established from time to time by the Board or its Compensation Committee, and in the Company’s Change of Control Severance Plan at Tier II. Mr. Hartner is entitled to participate in all benefit plans made available by the Company to its executive employees. He will not, however, participate in the 2018 annual incentive program. Mr. Hartner will be subject to non-competition and non-solicitation restrictions for a period of one year following his employment with the Company.

In connection with his election as Chief Operating Officer, the Compensation Committee of the Board authorized the grant of an equity award of options to purchase 100,000 shares of common stock, to vest 25% on the grant date (November 12, 2018) and 75% on the one-year anniversary of the grant date. The options issued to Mr. Hartner will be subject to the terms and conditions set forth in The ExOne Company 2013 Equity Incentive Plan and the standard form option award agreement utilized by the Company.

On November 7, 2018, the Company issued a press release announcing Mr. Hartner’s election as Chief Operating Officer, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  The Company and Mr. Hartner also entered into an employment offer and agreement evidencing the employment arrangements described above, a copy of which is expected to be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of The ExOne Company dated November 8, 2018 titled “The ExOne Company Reports 2018 Third Quarter Results”.
99.2	Press Release of The ExOne Company dated November 7, 2018 titled “The ExOne Company Elects John F. Hartner as Chief Operating Officer”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The ExOne Company
(Registrant)

November 8, 2018	/s/ Douglas D. Zemba
(Date)	Douglas D. Zemba Chief Financial Officer